   As filed with the Securities and Exchange Commission on December 14, 1999.
                                                           Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------

                                LEARN2.COM, INC.
               (Exact name of issuer as specified in its charter)

              Delaware                                     75-2480669
  (State or other jurisdiction of                (I.R.S. Employer Identification
   incorporation or organization)                            Number)

                             1311 Mamaroneck Avenue
                          White Plains, New York 10605
               (Address of principal executive offices) (Zip Code)

                      ------------------------------------

                             1999 STOCK OPTION PLAN
                                       AND
                         COMMON STOCK ISSUABLE UNDER THE
                        1995 VIAGRAFIX STOCK OPTION PLAN
                            (Full title of the Plan)

                      ------------------------------------

    Stephen P. Gott                             Copies to:
    President and Chief Executive Officer   Gerald Adler, Esq.
    Learn2.com, Inc.                        Swidler Berlin Shereff Friedman, LLP
    1311 Mamaroneck Avenue                  405 Lexington Avenue
    White Plains, New York 10605            New York, New York 10174
    (914) 682-4300                          (212) 973-0111

                      (Name, address and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
                                                                Proposed              Proposed
           Title of                                             Maximum                Maximum
          Securities                     Amount              Offering Price           Aggregate              Amount of
       to be Registered            to be Registered(1)         Per Share           Offering Price         Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share                          6,264,038 shares         $3.05             $19,105,315.90           $5,043.80(2)
-------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The Registration Fee has been calculated pursuant to Rule 457(c) and (h) of the Securities Act as follows: 6,264,038 multiplied by .000264 multiplied by $3.05, the average of the bid and asked sales prices of the Registrant's Common Stock as included on The Nasdaq Stock Market on December 9, 1999.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed by Learn2.com, Inc. (formerly known as 7th Level, Inc.), a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K/A for the period ended December 31, 1998.

     (b) The Registrant's Quarterly Report on Form 10-Q/A for the period ended March 31, 1999 and Form 10-Q for the periods ended June 30, 1999 and September 30, 1999.

     (c) The Registrant's Current Reports on Form 8-K dated January 15, 1999, February 16, 1999, May 13, 1999, June 1, 1999, July 19, 1999, July 23, 1999 and
November 9, 1999 and Form 8-K/A filed with the Commission on April 16, 1999 and June 30, 1999.

     (d) The description of the Registrant's Common Stock, par value $.01 per share, which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the time of filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Restated Certificate of Incorporation and By-Laws of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

     Article Eighth of the Restated Certificate of Incorporation of the Registrant, as amended (the "Certificate"), provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (involving certain unlawful dividends or stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Tenth of the Registrant's Certificate entitles directors and officers of the Registrant to indemnification to the fullest extent permitted by
Section 145 of the DGCL, as the same may be supplemented from time to time. The Certificate further provides that the Registrant may, to the fullest extent authorized by the Board of Directors, indemnify any employee or agent of the Registrant.

     Pursuant to Section 145(g) of the DGCL, the Registrant's By-Laws, as amended, authorize the Registrant to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the Registration cannot indemnify its officers and directors. The Registrant maintains a primary directors and officers liability and company reimbursement policy which, among other things, provides for payment up to $3 million on behalf of any of the Registrant's past, present or future directors or officers against Loss (as defined in such policy). The Registrant also maintains a supplemental insurance and company reimbursement policy providing for, among other things, payment up to $2 million on behalf of any of the Registrant's past, present or future directors or officers against Loss (as defined in such policy).

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.  EXHIBITS

     The following exhibits are filed as part of this registration statement:

     4.8          1999 Stock Option Plan of Learn2.com, Inc.

     4.9          1995 ViaGrafix Stock Option Plan

     5.1          Opinion of Swidler Berlin Shereff Friedman, LLP.

     23.1         Consent of KPMG LLP.

     23.2         Consent of KPMG LLP.

     23.3         Consent of Arthur Andersen LLP.

     23.4         Consent of Arthur Andersen LLP.

     23.5         Consent of Ernst & Young LLP.

     23.6         Consent of Swidler Berlin Shereff Friedman, LLP (included in
                  Exhibit 5.1).

     24.1 Power of Attorney (included in signature page to this registration statement).

Item 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of White Plains, State of New York, on this 13th day of December, 1999.

                   LEARN2.COM, INC.

                   By:    /s/ Marc E. Landy
                       ------------------------------------
                          Marc E. Landy
                          Vice President, Chief Financial Officer and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Stephen P. Gott and Marc E. Landy and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

            SIGNATURE                       TITLE                             DATE

 /s/ Stephen P. Gott        President and Chief Executive Officer
-----------------------
Stephen P. Gott             (Principal Executive Officer)              December 13, 1999

                            Vice President, Chief Financial Officer
                            and Secretary (Principal Financial
 /s/ Marc E. Landy          Officer and Principal Accounting
-----------------------
Marc E. Landy               Officer)                                   December 13, 1999

 /s/ Donald Schupak         Chairman of the Board of Directors
-----------------------
Donald Schupak              and Director                               December 13, 1999

 /s/ Robert Alan Ezrin      Vice Chairman of the Board of
-----------------------
Robert Alan Ezrin           Directors and Director                     December 13, 1999

 /s/ James A. Cannavino
-----------------------
James A. Cannavino          Director                                   December 13, 1999

 /s/ Jason R. Roberts
-----------------------
Jason R. Roberts            Director                                   December 13, 1999

 /s/ Michael A. Webster
-----------------------
Michael A. Webster          Director                                   December 13, 1999

                                LEARN2.COM, INC.
                                    FORM S-8
                             REGISTRATION STATEMENT

                                  EXHIBIT INDEX

EXHIBIT

4.8      1999 Stock Option Plan of Learn2.com, Inc.

4.9      1995 ViaGrafix Stock Option Plan

5.1      Opinion of Swidler Berlin Shereff Friedman, LLP.

23.1     Consent of KPMG LLP.

23.2     Consent of KPMG LLP.

23.3     Consent of Arthur Andersen LLP.

23.4     Consent of Arthur Andersen LLP.

23.5     Consent of Ernst & Young LLP.

23.6     Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit
         5.1).

24.1 Power of Attorney (included in signature page to this registration statement).